         As filed with the Securities and Exchange Commission on March 7, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Evolus, Inc.
(Exact name of registrant as specified in its charter)
___________________

Delaware	46-1385614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Evolus, Inc. 2017 Omnibus Incentive Plan
(Full title of the plans)
___________________
David Moatazedi
President and Chief Executive Officer
Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(949) 284-4555
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
___________________
Copies to:

Mark Peterson, Esq. O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660 (949) 823-6900	Jeffrey J. Plumer General Counsel Evolus, Inc. 520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Item 3.    Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)    The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023, filed with the Commission on March 7, 2024 (Commission File No. 001-38381);
(b)    The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on February 1, 2018, as modified by the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023, filed with the Commission on March 7, 2024 (each, Commission File No. 001-38381), and any other amendment or report filed for the purpose of updating such description; and

(c)    The Company’s Registration Statements on Form S-8 previously filed with the Commission on March 7, 2023 (File No. 333-270360), March 4, 2022 (File No. 333-263325), March 26, 2021 (File No. 333-254746), February 25, 2020 (File No. 333-236620), January 10, 2019 (File No. 333-229184), and February 16, 2018 (File No. 333-223068) relating to the Plan.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5.    Interests of Named Experts and Counsel
The validity of the issuance of securities registered hereby is passed on for the Company by Jeffrey J. Plumer. Mr. Plumer is General Counsel, of the Company and is compensated by the Company as an employee. Mr. Plumer holds 81,787 shares of Company common stock, 149,113 Company restricted stock units that are payable in an equivalent number of shares of Company common stock, up to 28,717 Company performance restricted stock units that are payable in various numbers of shares of Company common stock depending on achievement of certain performance milestones, and Company stock options to acquire up to an additional 379,883 shares of Company common stock. Mr. Plumer is eligible to receive additional stock awards by the Company under the Evolus, Inc. 2017 Omnibus Incentive Plan.
Item 8.    Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 12, 2018).
4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 12, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on June 14, 2023)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 12, 2018).
4.4
Specimen certificate evidencing shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-222478)).

5*	Opinion of Counsel (Legality of Shares)
23.1*	Consent of independent registered public accounting firm.
23.2*	Consent of Counsel (included as part of Exhibit 5).
24.1	Power of Attorney (included on signature page hereto).
99.1	2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-222478)).
107*	Filing fee table

*    Filed herewith

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 7, 2024.

EVOLUS, INC.
/s/ David Moatazedi
By:	David Moatazedi
President and Chief Executive Officer
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Moatazedi and Sandra Beaver and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Moatazedi	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 7, 2024
David Moatazedi

/s/ Sandra Beaver	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2024
Sandra Beaver

/s/ Vikram Malik	Chairman of the Board of Directors	March 7, 2024
Vikram Malik

/s/ Simone Blank	Director	March 7, 2024
Simone Blank

/s/ Robert Hayman	Director	March 7, 2024
Robert Hayman

/s/ David Gill	Director	March 7, 2024
David Gill

/s/ Karah Parschauer	Director	March 7, 2024
Karah Parschauer

/s/ Brady Stewart	Director	March 7, 2024
Brady Stewart